Exhibit 99.1

Conduit Pharmaceuticals to Revolutionize Drug Development Through Agreement to Use

Artificial Intelligence and Cybernetics Approach

Conduit Pharmaceuticals partners with SARBORG Limited to leverage artificial intelligence and cybernetics for optimizing key drug development processes, including drug repurposing, discovery, and clinical trial monitoring.

This innovative approach aims to reduce human error, cut costs, and improve efficiency, positioning Conduit for success across its current and future portfolio.

NAPLES, FL and CAMBRIDGE, UK, December 12, 2024 (GLOBE NEWSWIRE) -- Conduit Pharmaceuticals Inc. (Nasdaq: CDT) (“Conduit” or the “Company”), today announced that it has entered into an agreement with SARBORG Limited (“Sarborg”) to leverage an advanced artificial intelligence (AI) and cybernetics platform to evaluate key deliverables across multiple areas of the Company’s operations, including drug repurposing, drug discovery, solid-form identification, and clinical trial monitoring.

By entering into this agreement with Sarborg, Conduit will address longstanding challenges in the pharmaceutical sector by seeking to reduce human error in critical decision-making processes including clinical development and asset identification. By integrating Sarborg’s algorithmic AI and cybernetics technology, Conduit aims to enhance efficiency, lower costs, and accelerate timelines by minimizing human intervention, ultimately optimizing the drug development cycle and giving Conduit a significant competitive advantage.

Through this relationship, Conduit will gain access to cutting-edge predictive models and dashboards, enabling the Company to evaluate drug candidates, streamline clinical trials, and optimize asset management with real-time data. In combination with learning algorithms, these tools will drive faster, more accurate decisions, improving efficiency and reducing costs. By leveraging these insights, Conduit will differentiate itself in a competitive sector and gain unique data-driven insights that position the Company for success across both its current and future asset portfolio.

Conduit will retain a perpetual, non-exclusive, royalty-free, and assignable right to use any platform or technology developed by Sarborg in association with the deliverables. Ongoing support from Sarborg will ensure these systems evolve with Conduit’s needs, driving long-term innovation in areas like IP creation, regulatory strategy, and clinical trial monitoring.

The partnership with Sarborg reinforces Conduit’s commitment to leveraging AI-driven solutions to accelerate growth, deliver value to shareholders, and maintain a competitive edge in the pharmaceutical sector. Conduit remains committed to adopting forward-thinking solutions to stay at the forefront of innovation in the pharmaceutical industry, reducing reliance on traditional, labor intensive methods and harnessing the power of AI-driven technology.

“By incorporating Sarborg’s cutting-edge AI and cybernetics platform, Conduit is taking a bold step forward in revolutionizing our approach to drug development and asset management,” said Dr. David Tapolczay, Chief Executive Officer of Conduit Pharmaceuticals. “This partnership will provide us with a strategic advantage, allowing us to identify and act on opportunities more swiftly and accurately than ever before.”

About Conduit Pharmaceuticals

Conduit is a multi-asset, clinical stage, disease-agnostic life science company delivering an efficient model for compound development. Conduit both acquires and funds the development of Phase 2-ready assets and then seeks an exit through third-party license deals following successful clinical trials. Led by a highly experienced team of pharmaceutical executives including Dr. David Tapolczay and Dr. Freda Lewis- Hall, this novel approach is a departure from the traditional pharma/biotech business model of taking assets through regulatory approval.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical facts contained in this press release, including statements regarding Conduit’s future results of operations and financial position, Conduit’s business strategy, prospective product candidates, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations, future results of current and anticipated studies and business endeavors with third parties, and future results of current and anticipated product candidates, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect, “ “anticipate,” “estimate,” “intend” “ strategy,” “future,” “ opportunity, “ “plan” “ may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to; the inability to maintain the listing of Conduit’s securities on Nasdaq; the ability to recognize the anticipated benefits of the business combination completed in September 2023, which may be affected by, among other things, competition; the ability of the combined company to grow and manage growth economically and hire and retain key employees; the risks that Conduit’s product candidates in development fail clinical trials or are not approved by the U.S. Food and Drug Administration or other applicable authorities on a timely basis or at all; changes in applicable laws or regulations; the possibility that Conduit may be adversely affected by other economic, business, and/or competitive factors; and other risks as identified in filings made by Conduit with the U.S. Securities and Exchange Commission. Moreover, Conduit operates in a very competitive and rapidly changing environment. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond Conduit’s control, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and except as required by law, Conduit assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Conduit gives no assurance that it will achieve its expectations.

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